Exhibit 3.1 - Articles of Incorporation


                              AMENDED AND RESTATED


                            ARTICLES OF INCORPORATION

                                       OF

                         NORTHEAST AUTO ACCEPTANCE CORP.

      Pursuant to the provisions of the Florida Business Corporation Act, NORTHEAST AUTO ACCEPTANCE CORP. (the "Corporation"), hereby amends and restates its Articles of Incorporation as set forth below pursuant to resolutions adopted by the Board of Directors of the Corporation March 16, 2005 which resolutions were thereafter, on March 16, 2005, approved by shareholders of the Corporation owning a majority of the outstanding shares of common stock er~tit1ed to vote, the only voting group, by written consent given in accordance with the provisions of F.S. 607.0704 and the number of shares adopting the Amended and Restated Articles of Incorporation by such group was sufficient for approval.

      FIRST: The name of the corporation (hereinafter called the "Corporation') is:

                         NORTHEAST AUTO ACCEPTANCE CORP.

      SECOND: The date it filed its Articles of Incorporation with the Department of State is February 1, 1996.

      THIRD: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Florida is United Corporate Services, 9200 South Dadeland Boulevard, Suite 508, Miami, FL 33156 and the name of the registered agent at such address is United Corporate Services, Inc.

      FOURTH The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

      FIFTH: The aggregate number of shares which this Corporation shall have the authority to issue is One Hundred One Million (101,000,000) shares, as follows:

      a. Common Stock. Of the total authorized capital stock, the Corporation shall have the authority to issue One Hundred Million (100,000,000) shares without par value, which shares shall be designated "Common Stock."

      b. Preferred Stock. Of the total authorized capital stock, the corporation shall have the authority to issue One Million (1,000,000) shares without par value, which shares shall be designated "Preferred Stock."


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            A. Shares of Preferred Stock may be issued from time to time, in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Stock, from time to time, adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Department of State of the State of Florida as required by law.

            B. Each series of Preferred Stock

                  (i) may have such number of shares;

                  (ii) may have such voting powers, full or limited, or may be without voting powers;

                  (iii) may be subject to redemption at such time or times and at such prices;

                  (iv) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to the dividends payable on any other class or classes or series of stock;

                  (v) may have such rights upon the dissolution of, or upon any distribution of the assets of the Corporation;

                  (vi) maybe convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                  (vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                  (viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of this Corporation; and

                  (xi) may have such other relative, participating, optional or other rights, qualifications, limitations or restrictions, all as shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series maybe increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.


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            C. Shares of any series of Preferred  Stock which have been redeemed
(whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were, subject to the conditions or restriction on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred stock and subject to any filing required by law.

      No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued shall be entitled as of right to purchase or subscribe for unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of any class of the corporation, or bonds, articles of indebtedness, debentures, or other securities convertible into stock of any class of the corporation, or carrying any right to purchase stock of any class of the corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

      SIXTH: The Corporation is to have perpetual existence.

      SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

      1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by or in the manner provided in the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

      2. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of the Florida Business Corporation Act, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the Florida Business Corporation Act, shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders of the Corporation entitled to vote unless provisions for such classification shall be set forth in this Articles of Incorporation.


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      3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Articles of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of the Florida Busines Corporation Act, shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

      EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Florida Business Corporation Act, , as the same may be amended and supplemented

      NINTH: The Corporation shall, to the fullest extent permitted by the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      TENTH: From time to time any of the provisions of this restated Articles of Incorporation may be amended, altered or repealed, and other provisions, authorized by the laws of the State of Florida at the time in force, may be added or inserted in the manner and at the time prescribed by said stockholders of the Corporation.

      IN WITNESS HEREOF, the Amended and Restated Articles Incorporation has been subscribed this 16th day of March, 2005 by the undersigned who statements made herein are true under the penalties of perjury.


                                                    /s/ William Solko, President